As filed with the Securities and Exchange Commission on October 23, 2006
Registration No. 333-135943

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NACG Holdings Inc.
(Exact name of registrant as specified in its charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	1629 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Zone 3, Acheson Industrial Area
2-53016 Highway 60
Acheson, Alberta T7X 5A7
(780) 960-7171
(Address, including zip code, and telephone
number, including area code, of registrant’s
principal executive offices)	Vincent J. Gallant
Zone 3, Acheson Industrial Area
2-53016 Highway 60
Acheson, Alberta T7X 5A7
(780) 960-7171
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Gary W. Orloff, Esq. Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 Phone: (713) 221-1306 Fax: (713) 221-2166	Kris F. Heinzelman, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019-7475 Phone: (212) 474-1336 Fax: (212) 474-3700

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Amendment No. 3 to the Registration Statement on Form F-1 (File No. 333-135943) of NACG Holdings Inc. is being filed solely to amend Item 8(a) of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 3 does not modify any provision of the Prospectus constituting Part I or Items 6, 7, 8(b) or 9 of Part II of the Registration Statement. Accordingly, the Prospectus and those Items of Part II have not been included in this Amendment No. 3.

Item 8.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit
Number			Description

1	.1**	—	Form of underwriting agreement.
2	.1**	—	Purchase Agreement, dated October 31, 2003, among Norama Ltd. and North American Equipment Ltd., as Sellers, Martin Gouin and Roger Gouin, as Principals, and NACG Preferred Corp. and NACG Acquisition Inc., as Buyers.
3	.1**	—	Articles of Incorporation of NACG Holdings Inc., as amended.
3	.2**	—	By-law No. 1 of NACG Holdings Inc.
3	.3*	—	Form of Articles of Amalgamation of North American Energy Partners Inc.
4	.1**	—	Registration Rights Agreement, dated as of November 26, 2003, among NACG Holdings Inc. and the shareholders party thereto.
4	.2*	—	Form of Amended and Restated 2004 Share Option Plan.
4	.3*	—	Form of Letter Agreement between North American Energy Partners Inc. and its sponsors.
5	.1**	—	Opinion of Borden Ladner Gervais LLP.
10	.1**	—	First Amended and Restated Credit Agreement, dated as of July 19, 2006, among North American Energy Partners Inc., the lenders named therein and BNP Paribas (Canada), as Administrative Agent and Collateral Agent.
10.2		—	Intercreditor Agreement, dated as of May 19, 2005, between GE Finance Canada Holding Company, Wells Fargo Bank, N.A. and Computershare Trust Company of Canada, and consented to by North American Energy Partners Inc. and its subsidiaries (filed as Exhibit 10.2 to North American Energy Partners Inc.’s registration statement on Form F-4, Registration No. 333-125610 (the “2005 Registration Statement”), and incorporated herein by reference).
10.3		—	Form of Indemnity Agreement between NACG Holdings Inc., NACG Preferred Corp., North American Energy Partners Inc., North American Construction Group Inc. and their respective officers and directors (filed as Exhibit 10.3 to the 2005 Registration Statement and incorporated herein by reference).
10.4		—	Indenture, dated as of November 26, 2003, among North American Energy Partners Inc., the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (filed as Exhibit 4.1 to North American Energy Partners Inc.’s registration statement on Form F-4, Registration No. 333-111396, and incorporated herein by reference).
10.5		—	Indenture, dated as of May 19, 2005, among North American Energy Partners Inc., the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (filed as Exhibit 4.1 to the 2005 Registration Statement and incorporated herein by reference).
10	.6*	—	Employment Agreement with Rodney J. Ruston.
10	.7*	—	Employment Agreement with Vincent J. Gallant.
10	.8*	—	Employment Agreement with Robert G. Harris.
10	.9*	—	Employment Agreement with Christopher J. Hayman.
10	.10*	—	Employment Agreement with William M. Koehn.
10	.11*	—	Employment Agreement with Miles W. Safranovich.
10	.12***	—	Overburden Removal and Mining Services Contract, dated November 17, 2004, between Canadian Natural Resources Limited and Noramac Ventures Inc.

Exhibit
Number			Description

10	.13**	—	Amended and Restated Joint Venture Agreement, dated September 30, 2004, among North American Construction Group Inc., Fort McKay Construction Ltd. and Noramac Ventures Ltd, including the assignment of contract from Noramac Ventures Ltd. to North American Construction Group Inc., dated February 27, 2006.
10	.14**	—	Office Lease, as amended as of November 26, 2003, between Acheson Properties Ltd. and North American Construction Group Inc.
10	.15**	—	Office Lease, dated as of March 15, 2003, between Acheson Properties Ltd. and North American Construction Group Inc.
10	.16**	—	Office Lease, dated as of July 1, 2003, between Acheson Properties Ltd. and North American Construction Group Inc.
10	.17**	—	Voting and Corporate Governance Agreement, dated November 26, 2003, among NACG Holdings Inc. and the shareholders party thereto.
10	.18**	—	Advisory Services Agreement, dated November 21, 2003, between NACG Holdings Inc. and its subsidiaries and The Sterling Group, L.P., Genstar Capital, L.P., Perry Strategic Capital, Inc. and Stephens Group, Inc.
10	.19*	—	Employment Agreement with Douglas A. Wilkes.
10	.20**	—	Series A Preferred Share Purchase Agreement, dated October 7, 2006, among NACG Holdings Inc., NACG Preferred Corp., North American Construction Group Inc. and Norama Ltd.
10	.21*	—	Form of Termination Agreement between NACG Holdings Inc. and its subsidiaries and The Sterling Group, L.P., Genstar Capital, L.P., Perry Strategic Capital, Inc. and SF Holding Corp.
21	.1**	—	Subsidiaries of NACG Holdings Inc.
23	.1**	—	Consent of Borden Ladner Gervais LLP (included in their opinion filed as Exhibit 5.1).
23	.2**	—	Consent of KPMG LLP.
24	.1**	—	Powers of attorney.
24	.2**	—	Power of attorney.

*	Filed herewith.

**	Previously filed.

***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Acheson, Alberta, Canada, on October 20, 2006.

NACG Holdings Inc.

By:	/s/ Vincent J. Gallant

Vincent J. Gallant
Vice President, Corporate
      Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities indicated on October 20, 2006.

Name		Title

/s/ Rodney J. Ruston Rodney J. Ruston		Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Douglas A. Wilkes Douglas A. Wilkes		Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

* George R. Brokaw		Director

* John A. Brussa		Director

* Donald R. Getty		Director

* Martin P. Gouin		Director

/s/ John D. Hawkins John D. Hawkins		Director and authorized representative in the United States

/s/ Ronald A. McIntosh Ronald A. McIntosh		Chairman

* William C. Oehmig		Director

* Richard D. Paterson		Director

* Allen R. Sello		Director

* Peter W. Tomsett		Director

* K. Rick Turner		Director

Constituting all of the Board of Directors

*By:	/s/ Vincent J. Gallant Vincent J. Gallant Attorney-in-fact for persons indicated

EXHIBIT INDEX

Exhibit
Number			Description

1	.1**	—	Form of underwriting agreement.
2	.1**	—	Purchase Agreement, dated October 31, 2003, among Norama Ltd. and North American Equipment Ltd., as Sellers, Martin Gouin and Roger Gouin, as Principals, and NACG Preferred Corp. and NACG Acquisition Inc., as Buyers.
3	.1**	—	Articles of Incorporation of NACG Holdings Inc., as amended.
3	.2**	—	By-law No. 1 of NACG Holdings Inc.
3	.3*	—	Form of Articles of Amalgamation of North American Energy Partners Inc.
4	.1**	—	Registration Rights Agreement, dated as of November 26, 2003, among NACG Holdings Inc. and the shareholders party thereto.
4	.2*	—	Form of Amended and Restated 2004 Share Option Plan.
4	.3*	—	Form of Letter Agreement between North American Energy Partners Inc. and its sponsors.
5	.1**	—	Opinion of Borden Ladner Gervais LLP.
10	.1**	—	First Amended and Restated Credit Agreement, dated as of July 19, 2006, among North American Energy Partners Inc., the lenders named therein and BNP Paribas (Canada), as Administrative Agent and Collateral Agent.
10.2		—	Intercreditor Agreement, dated as of May 19, 2005, between GE Finance Canada Holding Company, Wells Fargo Bank, N.A. and Computershare Trust Company of Canada, and consented to by North American Energy Partners Inc. and its subsidiaries (filed as Exhibit 10.2 to North American Energy Partners Inc.’s registration statement on Form F-4, Registration No. 333-125610 (the “2005 Registration Statement”), and incorporated herein by reference).
10.3		—	Form of Indemnity Agreement between NACG Holdings Inc., NACG Preferred Corp., North American Energy Partners Inc., North American Construction Group Inc. and their respective officers and directors (filed as Exhibit 10.3 to the 2005 Registration Statement and incorporated herein by reference).
10.4		—	Indenture, dated as of November 26, 2003, among North American Energy Partners Inc., the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (filed as Exhibit 4.1 to North American Energy Partners Inc.’s registration statement on Form F-4, Registration No. 333-111396, and incorporated herein by reference).
10.5		—	Indenture, dated as of May 19, 2005, among North American Energy Partners Inc., the guarantors named therein and Wells Fargo Bank, N.A., as Trustee (filed as Exhibit 4.1 to the 2005 Registration Statement and incorporated herein by reference).
10	.6*	—	Employment Agreement with Rodney J. Ruston.
10	.7*	—	Employment Agreement with Vincent J. Gallant.
10	.8*	—	Employment Agreement with Robert G. Harris.
10	.9*	—	Employment Agreement with Christopher J. Hayman.
10	.10*	—	Employment Agreement with William M. Koehn.
10	.11*	—	Employment Agreement with Miles W. Safranovich.
10	.12***	—	Overburden Removal and Mining Services Contract, dated November 17, 2004, between Canadian Natural Resources Limited and Noramac Ventures Inc.
10	.13**	—	Amended and Restated Joint Venture Agreement, dated September 30, 2004, among North American Construction Group Inc., Fort McKay Construction Ltd. and Noramac Ventures Ltd., including the assignment of contract from Noramac Ventures Ltd. to North American Construction Group Inc., dated February 27, 2006.
10	.14**	—	Office Lease, as amended as of November 26, 2003, between Acheson Properties Ltd. and North American Construction Group Inc.
10	.15**	—	Office Lease, dated as of March 15, 2003, between Acheson Properties Ltd. and North American Construction Group Inc.

Exhibit
Number			Description

10	.16**	—	Office Lease, dated as of July 1, 2003, between Acheson Properties Ltd. and North American Construction Group Inc.
10	.17**	—	Voting and Corporate Governance Agreement, dated November 26, 2003, among NACG Holdings Inc. and the shareholders party thereto.
10	.18**	—	Advisory Services Agreement, dated November 21, 2003, between NACG Holdings Inc. and its subsidiaries and The Sterling Group, L.P., Genstar Capital, L.P., Perry Strategic Capital, Inc. and Stephens Group, Inc.
10	.19*	—	Employment Agreement with Douglas A. Wilkes.
10	.20**	—	Series A Preferred Share Purchase Agreement, dated October 7, 2006, among NACG Holdings Inc., NACG Preferred Corp., North American Construction Group Inc. and Norama Ltd.
10	.21*	—	Form of Termination Agreement between NACG Holdings Inc. and its subsidiaries and The Sterling Group, L.P., Genstar Capital, L.P., Perry Strategic Capital, Inc. and SF Holding Corp.
21	.1**	—	Subsidiaries of NACG Holdings Inc.
23	.1**	—	Consent of Borden Ladner Gervais LLP (included in their opinion filed as Exhibit 5.1).
23	.2**	—	Consent of KPMG LLP.
24	.1**	—	Powers of attorney.
24	.2**	—	Power of attorney.

*	Filed herewith.

**	Previously filed.

***	Previously filed. Portions of this exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.